Exhibit 99.1
FOR IMMEDIATE RELEASE
April 27, 2023
For further information contact:
Craig L. Montanaro, President and Chief Executive Officer, or
Keith Suchodolski, Senior Executive Vice President and Chief Financial Officer
Kearny Financial Corp.
(973) 244-4500
KEARNY FINANCIAL CORP. ANNOUNCES THIRD QUARTER FISCAL 2023 RESULTS
AND DECLARATION OF CASH DIVIDEND

Fairfield, N.J., April 27, 2023 – Kearny Financial Corp. (NASDAQ GS: KRNY) (the “Company”), the holding company of Kearny Bank (the “Bank”), reported net income for the quarter ended March 31, 2023 of $10.3 million, or $0.16 per diluted share, compared to $2.0 million, or $0.03 per diluted share, for the quarter ended December 31, 2022. Net income for the quarters ended March 31, 2023 and December 31, 2022 was impacted by various non-recurring items, as described in further detail below.
The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.11 per share, payable on May 24, 2023 to stockholders of record as of May 10, 2023.
Craig L. Montanaro, President and Chief Executive Officer, commented, “While my comments in recent quarters have featured the terms ‘risk’ and ‘uncertainty’, the past few weeks have brought fresh challenges to the banking sector, and the economy at large. Despite the sudden failure of two large regional banks, the voluntary wind-down of a third and pressure on the industry as a whole, I am pleased to report that Kearny remains on solid footing. Our highly-diversified deposit base, conservative risk culture and abundance of available liquidity allows us to navigate these uncertain times, as we have throughout our 139 years in operation.”
Mr. Montanaro further noted, “Looking to this quarter’s earnings, the rate of our net interest margin compression has begun to slow, while our previously announced operating efficiency initiative has gotten off to a strong start. Non-interest expense, excluding non-recurring items, declined 7.3% quarter-over-quarter and will be further supported by the June 2023 consolidation of two branch locations.”
Liquidity & Funding
•Deposits decreased $168.0 million, or 2.8%, to $5.80 billion at March 31, 2023, from $5.97 billion at December 31, 2022. Details regarding the change in deposit balances are presented in the table below. The decrease in deposits was largely concentrated in three products: consumer savings, commercial non-interest checking and government deposits. The decline in consumer savings reflected the continuation of a multi-quarter trend resulting from the migration of low-rate savings balances into higher-rate money market and time deposit products. The reduction in non-interest checking deposits was a combination of outflow and the migration of non-interest bearing commercial deposits into interest-bearing products. The decrease in government deposits was largely attributable to seasonal outflows resulting from expected tax and pension payments.

(Dollars in Thousands)	March 31, 2023	December 31, 2022	Variance or Change	Variance or Change Pct.
Government deposits	$607,925	$677,923	$(69,998)	(10.3)%
Excluding government deposits:
Non-interest-bearing	615,696	649,044	(33,348)	(5.1)%
Interest-bearing demand	1,699,407	1,663,302	36,105	2.2%
Savings	795,310	881,837	(86,527)	(9.8)%
Certificates of deposit	2,085,066	2,099,265	(14,199)	(0.7)%
Total deposits	$5,803,404	$5,971,371	$(167,967)	(2.8)%
•The aggregate amount of uninsured deposits was $1.68 billion at March 31, 2023. Excluding collateralized deposits of state and local governments, and deposits of the Bank’s wholly-owned subsidiary and holding company, the aggregate amount of uninsured deposits was $705.7 million, or 12.2% of total deposits.

•Borrowings increased $228.1 million to $1.61 billion, or 19.3% of total assets, at March 31, 2023, from $1.38 billion, or 16.7% of total assets, at December 31, 2022. At March 31, 2023, borrowings were comprised of $1.54 billion of advances from the Federal Home Loan Bank of New York and $70.0 million from unsecured fed funds lines of credit. There were no borrowings outstanding from the Federal Reserve Bank at, or during the quarter ended, March 31, 2023.
•At March 31, 2023, the Company maintained available secured borrowing capacity of $2.37 billion, of which $1.88 billion was immediately accessible via in-place collateral and $493.2 million represented the market value of unpledged securities.
Assets
•Total assets increased $60.0 million, or 0.7%, to $8.35 billion at March 31, 2023, from $8.29 billion at December 31, 2022.
•Cash and cash equivalents increased $118.9 million, or 157.2%, to $194.6 million at March 31, 2023, from $75.7 million at December 31, 2022. The increase was driven by the Company’s decision to hold excess cash on its balance sheet due to external market conditions.
•Loans receivable decreased $17.8 million, or 0.3%, to $5.97 billion at March 31, 2023, from $5.98 billion at December 31, 2022.
•Investment securities decreased $23.3 million to $1.42 billion, or 17.0% of total assets, at March 31, 2023, from $1.44 billion, or 17.4% of total assets, at December 31, 2022. The decrease was driven by paydowns, partially offset by a $9.7 million improvement in unrealized losses on securities available for sale during the quarter ended March 31, 2023.
Earnings
Performance Highlights
•Return on average assets was 0.50% for the quarter ended March 31, 2023 compared to 0.10% for the quarter ended December 31, 2022.
•Return on average equity was 4.69% and 0.90% for the quarters ended March 31, 2023 and December 31, 2022, respectively. Return on average tangible equity was 6.20% and 1.20% for those same comparative periods.
Net Interest Income and Net Interest Margin
•Net interest margin contracted 18 basis points to 2.20% for the quarter ended March 31, 2023, from 2.38% for the quarter ended December 31, 2022. Excluding purchase accounting accretion and loan prepayment penalty income, net interest margin contracted 11 basis points.
•Net interest income decreased $2.4 million to $42.4 million for the quarter ended March 31, 2023, from $44.8 million for the quarter ended December 31, 2022. Included in net interest income for the quarters ended March 31, 2023 and December 31, 2022, respectively, was purchase accounting accretion of $711,000 and $1.9 million, and loan prepayment penalty income of $103,000 and $166,000.
Non-Interest Income
•Non-interest income increased $10.1 million to income of $1.6 million for the quarter ended March 31, 2023, from a loss of $8.5 million for the quarter ended December 31, 2022. The increase was primarily attributable to a loss of $15.2 million on the sale of securities during the prior comparative period.
•Loss on sale of loans was $2.4 million for the quarter ended March 31, 2023 compared to a gain on sale of loans of $134,000 for the quarter ended December 31, 2022. The loss in the current period was the result of the sale of a non-performing multi-family mortgage loan held-for-sale located in Queens, NY. The loan was acquired in 2018 and had been classified as held-for-sale since June 30, 2022.
•Other income decreased $2.7 million to $1.1 million for the quarter ended March 31, 2023, primarily due to a non-recurring gain of $2.9 million attributable to the sale of a former branch location recognized during the prior comparative period.

Non-Interest Expense
•Non-interest expense decreased $2.3 million to $30.4 million for the quarter ended March 31, 2023, from $32.7 million for the quarter ended December 31, 2022. Excluding $800,000 of branch consolidation expense, of which $250,000 was recorded in occupancy expense and $550,000 was recorded in other expense, non-interest expense for the quarter ended March 31, 2023 was $29.6 million.
•Salaries and benefits expense decreased $1.9 million to $18.0 million for the quarter ended March 31, 2023. This decrease was driven by lower salary expense as a result of reduced headcount and a decrease in incentive payments tied to loan origination volume.
•The efficiency and non-interest expense ratios were 68.96% and 1.47%, respectively, for the quarter ended March 31, 2023, as compared to 89.93% and 1.62%, respectively, for the quarter ended December 31, 2022.
Income Taxes
•Income tax expense totaled $2.9 million for the quarter ended March 31, 2023 compared to $33,000 for the quarter ended December 31, 2022, resulting in an effective tax rate of 22.0% and 1.7%, respectively. The effective tax rate, for the prior comparative period, was impacted by the loss on the sale of securities.
Asset Quality
•The balance of non-performing assets decreased $5.2 million to $57.4 million, or 0.69% of total assets, at March 31, 2023, from $62.6 million, or 0.76% of total assets, at December 31, 2022. The decrease in non-performing assets was primarily attributable to the sale of a non-performing multi-family mortgage loan held-for-sale, as previously noted.
•Net charge-offs totaled $206,000, or 0.01% of average loans, on an annualized basis, for the quarter ended March 31, 2023, compared to $407,000, or 0.03% of average loans, on an annualized basis, for the quarter ended December 31, 2022.
•For the quarter ended March 31, 2023, the Company recorded a provision for credit losses of $451,000, compared to $1.7 million for the quarter ended December 31, 2022. The provision for the quarter ended March 31, 2023 was largely driven by a slower prepayment rate assumption, partially offset by a net reduction in reserves on loans individually analyzed for impairment.
•The allowance for credit losses was $49.1 million, or 0.82% of total loans, at March 31, 2023, compared to $48.9 million, or 0.81% of total loans, at December 31, 2022.
Capital
•For the quarter ended March 31, 2023, book value per share increased $0.04, or 0.3%, to $12.99 and tangible book value per share increased $0.01, or 0.1%, to $9.79.
•During the quarter ended March 31, 2023, the Company repurchased 698,286 shares of common stock at a cost of $6.6 million, or $9.50 per share.
•At March 31, 2023, total stockholders’ equity included after-tax net unrealized losses on securities available for sale of $100.4 million, partially offset by after-tax unrealized gains on derivatives of $27.5 million. Pre-tax net unrecognized losses on securities held to maturity of $13.6 million were not reflected in total stockholders’ equity.
•At March 31, 2023, the Company’s tangible equity to tangible assets ratio equaled 8.02% and the regulatory capital ratios of both the Company and the Bank were in excess of the levels required by federal banking regulators to be classified as “well-capitalized” under regulatory guidelines.

This earnings release should be read in conjunction with Kearny Financial Corp.’s Q3 Fiscal 2023 Investor Presentation, a copy of which is available through the Investor Relations link located at the bottom of the page of our website at www.kearnybank.com and via a Current Report on Form 8-K on the website of the Securities and Exchange Commission at www.sec.gov.
Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. The Company does not undertake and specifically disclaims any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.
Category: Earnings

Linked-Quarter Comparative Financial Analysis
Kearny Financial Corp.
Consolidated Balance Sheets
(Unaudited)

(Dollars and Shares in Thousands, Except Per Share Data)	March 31, 2023	December 31, 2022	Variance or Change	Variance or Change Pct.
Assets
Cash and cash equivalents	$194,568	$75,660	$118,908	157.2%
Securities available for sale	1,267,066	1,286,354	(19,288)	-1.5%
Securities held to maturity	149,764	153,786	(4,022)	-2.6%
Loans held-for-sale	5,401	12,940	(7,539)	-58.3%
Loans receivable	5,966,325	5,984,133	(17,808)	-0.3%
Less: allowance for credit losses on loans	(49,122)	(48,877)	245	0.5%
Net loans receivable	5,917,203	5,935,256	(18,053)	-0.3%
Premises and equipment	49,589	50,953	(1,364)	-2.7%
Federal Home Loan Bank stock	76,319	69,022	7,297	10.6%
Accrued interest receivable	28,794	27,368	1,426	5.2%
Goodwill	210,895	210,895	—	—%
Core deposit intangible	2,590	2,732	(142)	-5.2%
Bank owned life insurance	291,220	289,673	1,547	0.5%
Deferred income taxes, net	53,151	51,107	2,044	4.0%
Other real estate owned	13,410	13,410	—	—%
Other assets	89,366	110,162	(20,796)	-18.9%
Total assets	$8,349,336	$8,289,318	$60,018	0.7%

Liabilities
Deposits:
Non-interest-bearing	$617,778	$650,950	$(33,172)	-5.1%
Interest-bearing	5,185,626	5,320,421	(134,795)	-2.5%
Total deposits	5,803,404	5,971,371	(167,967)	-2.8%
Borrowings	1,611,692	1,383,573	228,119	16.5%
Advance payments by borrowers for taxes	18,706	17,307	1,399	8.1%
Other liabilities	49,304	44,427	4,877	11.0%
Total liabilities	7,483,106	7,416,678	66,428	0.9%

Stockholders' Equity
Common stock	667	674	(7)	-1.0%
Paid-in capital	509,359	515,332	(5,973)	-1.2%
Retained earnings	452,605	449,489	3,116	0.7%
Unearned ESOP shares	(23,348)	(23,834)	486	2.0%
Accumulated other comprehensive loss	(73,053)	(69,021)	(4,032)	-5.8%
Total stockholders' equity	866,230	872,640	(6,410)	-0.7%
Total liabilities and stockholders' equity	$8,349,336	$8,289,318	$60,018	0.7%

Consolidated capital ratios
Equity to assets	10.37%	10.53%	-0.16%
Tangible equity to tangible assets (1)	8.02%	8.16%	-0.14%

Share data
Outstanding shares	66,680	67,388	(708)	-1.1%
Book value per share	$12.99	$12.95	$0.04	0.3%
Tangible book value per share (2)	$9.79	$9.78	$0.01	0.1%
_________________________
(1)Tangible equity equals total stockholders' equity reduced by goodwill and core deposit intangible assets. Tangible assets equals total assets reduced by goodwill and core deposit intangible assets.
(2)Tangible book value equals total stockholders' equity reduced by goodwill and core deposit intangible assets.

Kearny Financial Corp.
Consolidated Statements of Income
(Unaudited)

(Dollars and Shares in Thousands, Except Per Share Data)	Three Months Ended		Variance or Change	Variance or Change Pct.
	March 31, 2023	December 31, 2022
Interest income
Loans	$60,172	$57,996	$2,176	3.8%
Taxable investment securities	15,459	13,221	2,238	16.9%
Tax-exempt investment securities	99	219	(120)	-54.8%
Other interest-earning assets	1,441	1,005	436	43.4%
Total interest income	77,171	72,441	4,730	6.5%

Interest expense
Deposits	22,246	18,822	3,424	18.2%
Borrowings	12,554	8,836	3,718	42.1%
Total interest expense	34,800	27,658	7,142	25.8%
Net interest income	42,371	44,783	(2,412)	-5.4%
Provision for credit losses	451	1,671	(1,220)	-73.0%
Net interest income after provision for credit losses	41,920	43,112	(1,192)	-2.8%

Non-interest income
Fees and service charges	910	734	176	24.0%
Loss on sale and call of securities	—	(15,227)	15,227	100.0%
(Loss) gain on sale of loans	(2,373)	134	(2,507)	-1870.9%
Income from bank owned life insurance	1,581	1,761	(180)	-10.2%
Electronic banking fees and charges	457	397	60	15.1%
Other income	1,071	3,723	(2,652)	-71.2%
Total non-interest income	1,646	(8,478)	10,124	-119.4%

Non-interest expense
Salaries and employee benefits	18,005	19,921	(1,916)	-9.6%
Net occupancy expense of premises	3,097	2,987	110	3.7%
Equipment and systems	3,537	3,867	(330)	-8.5%
Advertising and marketing	413	731	(318)	-43.5%
Federal deposit insurance premium	1,546	1,226	320	26.1%
Directors' compensation	340	339	1	0.3%
Other expense	3,414	3,579	(165)	-4.6%
Total non-interest expense	30,352	32,650	(2,298)	-7.0%
Income before income taxes	13,214	1,984	11,230	566.0%
Income taxes	2,902	33	2,869	8693.9%
Net income	$10,312	$1,951	$8,361	428.5%

Net income per common share (EPS)
Basic	$0.16	$0.03	$0.13
Diluted	$0.16	$0.03	$0.13

Dividends declared
Cash dividends declared per common share	$0.11	$0.11	$—
Cash dividends declared	$7,196	$7,172	$24
Dividend payout ratio	69.8%	367.6%	(297.8)%

Weighted average number of common shares outstanding
Basic	64,769	65,030	(261)
Diluted	64,783	65,038	(255)

Kearny Financial Corp.
Average Balance Sheet Data
(Unaudited)

(Dollars in Thousands)	Three Months Ended		Variance or Change	Variance or Change Pct.
	March 31, 2023	December 31, 2022
Assets
Interest-earning assets:
Loans receivable, including loans held for sale	$5,986,669	$5,839,903	$146,766	2.5%
Taxable investment securities	1,558,222	1,527,578	30,644	2.0%
Tax-exempt investment securities	17,663	37,917	(20,254)	-53.4%
Other interest-earning assets	131,682	114,175	17,507	15.3%
Total interest-earning assets	7,694,236	7,519,573	174,663	2.3%
Non-interest-earning assets	575,009	550,519	24,490	4.4%
Total assets	$8,269,245	$8,070,092	$199,153	2.5%

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$2,363,762	$2,359,977	$3,785	0.2%
Savings	858,673	931,584	(72,911)	-7.8%
Certificates of deposit	2,069,396	2,192,722	(123,326)	-5.6%
Total interest-bearing deposits	5,291,831	5,484,283	(192,452)	-3.5%
Borrowings:
Federal Home Loan Bank advances	1,402,269	997,148	405,121	40.6%
Other borrowings	1,611	—	1,611	—%
Total borrowings	1,403,880	997,148	406,732	40.8%
Total interest-bearing liabilities	6,695,711	6,481,431	214,280	3.3%
Non-interest-bearing liabilities:
Non-interest-bearing deposits	634,324	666,846	(32,522)	-4.9%
Other non-interest-bearing liabilities	60,327	56,721	3,606	6.4%
Total non-interest-bearing liabilities	694,651	723,567	(28,916)	-4.0%
Total liabilities	7,390,362	7,204,998	185,364	2.6%
Stockholders' equity	878,883	865,094	13,789	1.6%
Total liabilities and stockholders' equity	$8,269,245	$8,070,092	$199,153	2.5%

Average interest-earning assets to average interest-bearing liabilities	114.91%	116.02%	-1.11%	-1.0%

Kearny Financial Corp.
Performance Ratio Highlights
(Unaudited)

	Three Months Ended		Variance or Change
	March 31, 2023	December 31, 2022
Average yield on interest-earning assets:
Loans receivable, including loans held for sale	4.02%	3.97%	0.05%
Taxable investment securities	3.97%	3.46%	0.51%
Tax-exempt investment securities (1)	2.23%	2.32%	-0.09%
Other interest-earning assets	4.38%	3.52%	0.86%
Total interest-earning assets	4.01%	3.85%	0.16%

Average cost of interest-bearing liabilities:
Deposits:
Interest-bearing demand	2.01%	1.63%	0.38%
Savings	0.41%	0.41%	—%
Certificates of deposit	1.84%	1.50%	0.34%
Total interest-bearing deposits	1.68%	1.37%	0.31%
Borrowings:
Federal Home Loan Bank advances	3.58%	3.54%	0.04%
Other borrowings	5.15%	—%	5.15%
Total borrowings	3.58%	3.54%	0.04%
Total interest-bearing liabilities	2.08%	1.71%	0.37%

Interest rate spread (2)	1.93%	2.14%	-0.21%
Net interest margin (3)	2.20%	2.38%	-0.18%

Non-interest income to average assets (annualized)	0.08%	-0.42%	0.50%
Non-interest expense to average assets (annualized)	1.47%	1.62%	-0.15%

Efficiency ratio (4)	68.96%	89.93%	-20.97%

Return on average assets (annualized)	0.50%	0.10%	0.40%
Return on average equity (annualized)	4.69%	0.90%	3.79%
Return on average tangible equity (annualized) (5)	6.20%	1.20%	5.00%
_________________________
(1)The yield on tax-exempt investment securities has not been adjusted to reflect their tax-effective yield.
(2)Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(3)Net interest income divided by average interest-earning assets.
(4)Non-interest expense divided by the sum of net interest income and non-interest income.
(5)Average tangible equity equals total average stockholders’ equity reduced by average goodwill and average core deposit intangible assets.

Five-Quarter Financial Trend Analysis
Kearny Financial Corp.
Consolidated Balance Sheets

(Dollars and Shares in Thousands, Except Per Share Data)	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)	(Unaudited)
Assets
Cash and cash equivalents	$194,568	$75,660	$96,076	$101,615	$62,379
Securities available for sale	1,267,066	1,286,354	1,263,176	1,344,093	1,526,086
Securities held to maturity	149,764	153,786	115,943	118,291	121,853
Loans held-for-sale	5,401	12,940	12,936	28,874	2,822
Loans receivable	5,966,325	5,984,133	5,656,370	5,417,845	5,003,201
Less: allowance for credit losses on loans	(49,122)	(48,877)	(47,613)	(47,058)	(43,860)
Net loans receivable	5,917,203	5,935,256	5,608,757	5,370,787	4,959,341
Premises and equipment	49,589	50,953	52,642	53,281	53,727
Federal Home Loan Bank stock	76,319	69,022	44,957	47,144	30,997
Accrued interest receivable	28,794	27,368	23,817	20,466	19,517
Goodwill	210,895	210,895	210,895	210,895	210,895
Core deposit intangible	2,590	2,732	2,876	3,020	3,166
Bank owned life insurance	291,220	289,673	289,690	289,177	287,644
Deferred income taxes, net	53,151	51,107	54,278	49,350	34,349
Other real estate owned	13,410	13,410	178	178	401
Other assets	89,366	110,162	113,369	82,712	76,714
Total assets	$8,349,336	$8,289,318	$7,889,590	$7,719,883	$7,389,891

Liabilities
Deposits:
Non-interest-bearing	$617,778	$650,950	$683,406	$653,899	$621,954
Interest-bearing	5,185,626	5,320,421	5,424,872	5,208,357	4,906,708
Total deposits	5,803,404	5,971,371	6,108,278	5,862,256	5,528,662
Borrowings	1,611,692	1,383,573	851,454	901,337	851,220
Advance payments by borrowers for taxes	18,706	17,307	16,555	16,746	16,979
Other liabilities	49,304	44,427	38,329	45,544	37,861
Total liabilities	7,483,106	7,416,678	7,014,616	6,825,883	6,434,722

Stockholders' Equity
Common stock	667	674	680	687	714
Paid-in capital	509,359	515,332	520,245	528,396	561,176
Retained earnings	452,605	449,489	454,710	445,451	441,522
Unearned ESOP shares	(23,348)	(23,834)	(24,321)	(24,807)	(25,294)
Accumulated other comprehensive loss	(73,053)	(69,021)	(76,340)	(55,727)	(22,949)
Total stockholders' equity	866,230	872,640	874,974	894,000	955,169
Total liabilities and stockholders' equity	$8,349,336	$8,289,318	$7,889,590	$7,719,883	$7,389,891

Consolidated capital ratios
Equity to assets	10.37%	10.53%	11.09%	11.58%	12.93%
Tangible equity to tangible assets (1)	8.02%	8.16%	8.61%	9.06%	10.33%

Share data
Outstanding shares	66,680	67,388	67,938	68,666	71,424
Book value per share	$12.99	$12.95	$12.88	$13.02	$13.37
Tangible book value per share (2)	$9.79	$9.78	$9.73	$9.90	$10.38
_________________________
(1)Tangible equity equals total stockholders' equity reduced by goodwill and core deposit intangible assets. Tangible assets equals total assets reduced by goodwill and core deposit intangible assets.
(2)Tangible book value equals total stockholders' equity reduced by goodwill and core deposit intangible assets.

Kearny Financial Corp.
Supplemental Balance Sheet Highlights
(Unaudited)

(Dollars in Thousands)	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Loan portfolio composition:
Commercial loans:
Multi-family mortgage	$2,835,852	$2,851,721	$2,570,297	$2,409,090	$2,076,003
Nonresidential mortgage	1,002,643	1,017,341	1,040,688	1,019,838	1,085,988
Commercial business	162,038	177,530	186,361	176,807	169,551
Construction	215,524	186,663	166,052	140,131	121,137
Total commercial loans	4,216,057	4,233,255	3,963,398	3,745,866	3,452,679
One- to four-family residential mortgage	1,713,343	1,719,514	1,666,730	1,645,816	1,527,980
Consumer loans:
Home equity loans	44,376	45,690	43,269	42,028	41,501
Other consumer	2,592	2,648	2,869	2,866	2,755
Total consumer loans	46,968	48,338	46,138	44,894	44,256
Total loans, excluding yield adjustments	5,976,368	6,001,107	5,676,266	5,436,576	5,024,915
Unaccreted yield adjustments	(10,043)	(16,974)	(19,896)	(18,731)	(21,714)
Loans receivable, net of yield adjustments	5,966,325	5,984,133	5,656,370	5,417,845	5,003,201
Less: allowance for credit losses on loans	(49,122)	(48,877)	(47,613)	(47,058)	(43,860)
Net loans receivable	$5,917,203	$5,935,256	$5,608,757	$5,370,787	$4,959,341

Asset quality:
Nonperforming assets:
Accruing loans - 90 days and over past due	$—	$—	$—	$—	$—
Nonaccrual loans	44,026	40,549	68,574	70,321	80,595
Total nonperforming loans	44,026	40,549	68,574	70,321	80,595
Nonaccrual loans held-for-sale	—	8,650	8,650	21,745	—
Other real estate owned	13,410	13,410	178	178	401
Total nonperforming assets	$57,436	$62,609	$77,402	$92,244	$80,996

Nonperforming loans (% total loans)	0.74%	0.68%	1.21%	1.30%	1.61%
Nonperforming assets (% total assets)	0.69%	0.76%	0.98%	1.19%	1.10%

Classified loans	$103,461	$86,069	$92,610	$94,555	$163,621

Allowance for credit losses on loans (ACL):
ACL to total loans	0.82%	0.81%	0.84%	0.87%	0.87%
ACL to nonperforming loans	111.57%	120.54%	69.43%	66.92%	54.42%
Net charge-offs	$206	$407	$115	$1,024	$436
Average net charge-off rate (annualized)	0.01%	0.03%	0.01%	0.08%	0.04%

Kearny Financial Corp.
Supplemental Balance Sheet Highlights
(Unaudited)

(Dollars in Thousands)	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Funding composition:
Deposits:
Non-interest-bearing deposits	$617,778	$650,950	$683,406	$653,899	$621,954
Interest-bearing demand	2,285,799	2,316,485	2,382,411	2,265,597	2,154,488
Savings	811,483	901,514	982,916	1,053,198	1,088,974
Certificates of deposit (retail)	1,327,343	1,354,907	1,263,124	1,116,035	1,122,228
Certificates of deposit (brokered and listing service)	761,001	747,515	796,421	773,527	541,018
Interest-bearing deposits	5,185,626	5,320,421	5,424,872	5,208,357	4,906,708
Total deposits	5,803,404	5,971,371	6,108,278	5,862,256	5,528,662

Borrowings:
Federal Home Loan Bank advances	1,156,692	1,256,573	796,454	651,337	541,220
Overnight borrowings	455,000	127,000	55,000	250,000	310,000
Total borrowings	1,611,692	1,383,573	851,454	901,337	851,220

Total funding	$7,415,096	$7,354,944	$6,959,732	$6,763,593	$6,379,882

Loans as a % of deposits	102.1%	99.6%	92.0%	92.1%	89.8%
Deposits as a % of total funding	78.3%	81.2%	87.8%	86.7%	86.7%
Borrowings as a % of total funding	21.7%	18.8%	12.2%	13.3%	13.3%

Uninsured deposits:
Uninsured deposits (reported) (1)	$1,678,051	$1,815,854	$1,771,851	$1,525,940	$1,427,658
Uninsured deposits (adjusted) (2)	$705,727	$794,407	$883,351	$792,067	$749,141
_________________________
(1)Uninsured deposits of Kearny Bank.
(2)Uninsured deposits of Kearny Bank adjusted to exclude deposits of its wholly-owned subsidiary and holding company and collateralized deposits of state and local governments.

Kearny Financial Corp.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended
(Dollars and Shares in Thousands, Except Per Share Data)	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Interest income
Loans	$60,172	$57,996	$52,935	$48,869	$45,846
Taxable investment securities	15,459	13,221	10,439	8,915	8,024
Tax-exempt investment securities	99	219	285	297	316
Other interest-earning assets	1,441	1,005	761	472	415
Total interest income	77,171	72,441	64,420	58,553	54,601

Interest expense
Deposits	22,246	18,822	10,869	3,915	3,565
Borrowings	12,554	8,836	5,020	4,039	3,309
Total interest expense	34,800	27,658	15,889	7,954	6,874
Net interest income	42,371	44,783	48,531	50,599	47,727
Provision for (reversal of) credit losses	451	1,671	670	4,222	(3,920)
Net interest income after provision for (reversal of) credit losses	41,920	43,112	47,861	46,377	51,647

Non-interest income
Fees and service charges	910	734	763	658	617
(Loss) gain on sale and call of securities	—	(15,227)	—	(563)	3
(Loss) gain on sale of loans	(2,373)	134	395	187	376
(Loss) gain on sale of other real estate owned	—	—	—	(9)	14
Income from bank owned life insurance	1,581	1,761	3,698	1,533	1,511
Electronic banking fees and charges	457	397	506	366	432
Other income	1,071	3,723	555	638	238
Total non-interest income	1,646	(8,478)	5,917	2,810	3,191

Non-interest expense
Salaries and employee benefits	18,005	19,921	20,348	20,367	19,184
Net occupancy expense of premises	3,097	2,987	3,090	3,188	3,223
Equipment and systems	3,537	3,867	3,662	4,516	3,822
Advertising and marketing	413	731	747	703	516
Federal deposit insurance premium	1,546	1,226	906	762	480
Directors' compensation	340	339	340	340	340
Other expense	3,414	3,579	2,895	3,736	3,058
Total non-interest expense	30,352	32,650	31,988	33,612	30,623
Income before income taxes	13,214	1,984	21,790	15,575	24,215
Income taxes	2,902	33	5,255	4,205	6,522
Net income	$10,312	$1,951	$16,535	$11,370	$17,693

Net income per common share (EPS)
Basic	$0.16	$0.03	$0.25	$0.17	$0.25
Diluted	$0.16	$0.03	$0.25	$0.17	$0.25

Dividends declared
Cash dividends declared per common share	$0.11	$0.11	$0.11	$0.11	$0.11
Cash dividends declared	$7,196	$7,172	$7,276	$7,441	$7,720
Dividend payout ratio	69.8%	367.6%	44.0%	65.4%	43.6%

Weighted average number of common shares outstanding
Basic	64,769	65,030	65,737	67,240	69,790
Diluted	64,783	65,038	65,756	67,276	69,817

Kearny Financial Corp.
Average Balance Sheet Data
(Unaudited)

	Three Months Ended
(Dollars in Thousands)	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Assets
Interest-earning assets:
Loans receivable, including loans held-for-sale	$5,986,669	$5,839,903	$5,553,996	$5,181,983	$4,850,236
Taxable investment securities	1,558,222	1,527,578	1,516,974	1,608,372	1,620,996
Tax-exempt investment securities	17,663	37,917	48,973	51,672	55,390
Other interest-earning assets	131,682	114,175	88,038	87,990	79,644
Total interest-earning assets	7,694,236	7,519,573	7,207,981	6,930,017	6,606,266
Non-interest-earning assets	575,009	550,519	570,225	564,734	601,684
Total assets	$8,269,245	$8,070,092	$7,778,206	$7,494,751	$7,207,950

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$2,363,762	$2,359,977	$2,354,340	$2,155,946	$2,133,977
Savings	858,673	931,584	1,019,343	1,077,631	1,088,351
Certificates of deposit	2,069,396	2,192,722	2,014,922	1,701,725	1,650,048
Total interest-bearing deposits	5,291,831	5,484,283	5,388,605	4,935,302	4,872,376
Borrowings:
Federal Home Loan Bank advances	1,402,269	997,148	642,399	752,579	632,811
Other borrowings	1,611	—	127,456	185,901	51,667
Total borrowings	1,403,880	997,148	769,855	938,480	684,478
Total interest-bearing liabilities	6,695,711	6,481,431	6,158,460	5,873,782	5,556,854
Non-interest-bearing liabilities:
Non-interest-bearing deposits	634,324	666,846	667,624	640,200	624,152
Other non-interest-bearing liabilities	60,327	56,721	56,431	56,636	49,455
Total non-interest-bearing liabilities	694,651	723,567	724,055	696,836	673,607
Total liabilities	7,390,362	7,204,998	6,882,515	6,570,618	6,230,461
Stockholders' equity	878,883	865,094	895,691	924,133	977,489
Total liabilities and stockholders' equity	$8,269,245	$8,070,092	$7,778,206	$7,494,751	$7,207,950

Average interest-earning assets to average interest-bearing liabilities	114.91%	116.02%	117.04%	117.98%	118.89%

Kearny Financial Corp.
Performance Ratio Highlights

	Three Months Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Average yield on interest-earning assets:
Loans receivable, including loans held-for-sale	4.02%	3.97%	3.81%	3.77%	3.78%
Taxable investment securities	3.97%	3.46%	2.75%	2.22%	1.98%
Tax-exempt investment securities (1)	2.23%	2.32%	2.33%	2.30%	2.28%
Other interest-earning assets	4.38%	3.52%	3.46%	2.15%	2.08%
Total interest-earning assets	4.01%	3.85%	3.57%	3.38%	3.31%

Average cost of interest-bearing liabilities:
Deposits:
Interest-bearing demand	2.01%	1.63%	0.92%	0.31%	0.22%
Savings	0.41%	0.41%	0.23%	0.11%	0.10%
Certificates of deposit	1.84%	1.50%	0.97%	0.46%	0.52%
Total interest-bearing deposits	1.68%	1.37%	0.81%	0.32%	0.29%
Borrowings:
Federal Home Loan Bank advances	3.58%	3.54%	2.68%	1.96%	2.08%
Other borrowings	5.15%	—%	2.26%	0.77%	0.17%
Total borrowings	3.58%	3.54%	2.61%	1.72%	1.93%
Total interest-bearing liabilities	2.08%	1.71%	1.03%	0.54%	0.49%

Interest rate spread (2)	1.93%	2.14%	2.54%	2.84%	2.82%
Net interest margin (3)	2.20%	2.38%	2.69%	2.92%	2.89%

Non-interest income to average assets (annualized)	0.08%	-0.42%	0.30%	0.15%	0.18%
Non-interest expense to average assets (annualized)	1.47%	1.62%	1.65%	1.79%	1.70%

Efficiency ratio (4)	68.96%	89.93%	58.75%	62.93%	60.14%

Return on average assets (annualized)	0.50%	0.10%	0.85%	0.61%	0.98%
Return on average equity (annualized)	4.69%	0.90%	7.38%	4.92%	7.24%
Return on average tangible equity (annualized) (5)	6.20%	1.20%	9.70%	6.40%	9.27%
_________________________
(1)The yield on tax-exempt investment securities has not been adjusted to reflect their tax-effective yield.
(2)Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(3)Net interest income divided by average interest-earning assets.
(4)Non-interest expense divided by the sum of net interest income and non-interest income.
(5)Average tangible equity equals total average stockholders’ equity reduced by average goodwill and average core deposit intangible assets.

The following tables provide a reconciliation of certain financial measures calculated in accordance with Generally Accepted Accounting Principles (“GAAP”) (as reported) and non-GAAP measures. These non-GAAP measures provide additional information which allow readers to evaluate the ongoing performance of the Company. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.
Kearny Financial Corp.
Reconciliation of GAAP to Non-GAAP
(Unaudited)

	Three Months Ended
(Dollars and Shares in Thousands, Except Per Share Data)	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Adjusted net income:
Net income (GAAP)	$10,312	$1,951	$16,535	$11,370	$17,693
Non-recurring transactions - net of tax:
Branch consolidation expenses	568	—	—	—	—
Net effect of sale and call of securities	—	10,811	—	400	(2)
Net effect of sale of other assets	—	(2,081)	—	—	—
Severance expense from workforce realignment	—	538	—	—	—
Early contract termination	—	—	—	568	—
Adjusted net income	$10,880	$11,219	$16,535	$12,338	$17,691

Calculation of pre-tax, pre-provision net revenue:
Net income (GAAP)	$10,312	$1,951	$16,535	$11,370	$17,693
Adjustments to net income (GAAP):
Provision for income taxes	2,902	33	5,255	4,205	6,522
Provision for (reversal of) credit losses	451	1,671	670	4,222	(3,920)
Pre-tax, pre-provision net revenue (non-GAAP)	$13,665	$3,655	$22,460	$19,797	$20,295

Adjusted earnings per share:
Weighted average common shares - basic	64,769	65,030	65,737	67,240	69,790
Weighted average common shares - diluted	64,783	65,038	65,756	67,276	69,817

Earnings per share - basic (GAAP)	$0.16	$0.03	$0.25	$0.17	$0.25
Earnings per share - diluted (GAAP)	$0.16	$0.03	$0.25	$0.17	$0.25

Adjusted earnings per share - basic (non-GAAP)	$0.17	$0.17	$0.25	$0.18	$0.25
Adjusted earnings per share - diluted (non-GAAP)	$0.17	$0.17	$0.25	$0.18	$0.25

Pre-tax, pre-provision net revenue per share:
Pre-tax, pre-provision net revenue per share - basic (non-GAAP)	$0.21	$0.06	$0.34	$0.29	$0.29
Pre-tax, pre-provision net revenue per share - diluted (non-GAAP)	$0.21	$0.06	$0.34	$0.29	$0.29

Adjusted return on average assets:
Total average assets	$8,269,245	$8,070,092	$7,778,206	$7,494,751	$7,207,950

Return on average assets (GAAP)	0.50%	0.10%	0.85%	0.61%	0.98%
Adjusted return on average assets (non-GAAP)	0.53%	0.56%	0.85%	0.66%	0.98%

Adjusted return on average equity:
Total average equity	$878,883	$865,094	$895,691	$924,133	$977,489

Return on average equity (GAAP)	4.69%	0.90%	7.38%	4.92%	7.24%
Adjusted return on average equity (non-GAAP)	4.95%	5.19%	7.38%	5.34%	7.24%

Kearny Financial Corp.
Reconciliation of GAAP to Non-GAAP
(Unaudited)

	Three Months Ended
(Dollars and Shares in Thousands, Except Per Share Data)	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Adjusted return on average tangible equity:
Total average equity	$878,883	$865,094	$895,691	$924,133	$977,489
Less: average goodwill	(210,895)	(210,895)	(210,895)	(210,895)	(210,895)
Less: average other intangible assets	(2,683)	(2,826)	(2,971)	(3,116)	(3,282)
Total average tangible equity	$665,305	$651,373	$681,825	$710,122	$763,312

Return on average tangible equity (non-GAAP)	6.20%	1.20%	9.70%	6.40%	9.27%
Adjusted return on average tangible equity (non-GAAP)	6.54%	6.89%	9.70%	6.95%	9.27%

Adjusted non-interest expense ratio:
Non-interest expense (GAAP)	$30,352	$32,650	$31,988	$33,612	$30,623
Non-recurring transactions:
Branch consolidation expenses	(800)	—	—	—	—
Severance expense from workforce realignment	—	(757)	—	—	—
Early contract termination	—	—	—	(800)	—
Non-interest expense (non-GAAP)	$29,552	$31,893	$31,988	$32,812	$30,623

Non-interest expense ratio (GAAP)	1.47%	1.62%	1.65%	1.79%	1.70%
Adjusted non-interest expense ratio (non-GAAP)	1.43%	1.58%	1.65%	1.75%	1.70%

Adjusted efficiency ratio:
Non-interest expense (non-GAAP)	$29,552	$31,893	$31,988	$32,812	$30,623

Net interest income (GAAP)	$42,371	$44,783	$48,531	$50,599	$47,727
Total non-interest income (GAAP)	1,646	(8,478)	5,917	2,810	3,191
Non-recurring transactions:
Net effect of sale and call of securities	—	15,227	—	563	(3)
Net effect of sale of other assets	—	(2,931)	—	—	—
Total revenue (non-GAAP)	$44,017	$48,601	$54,448	$53,972	$50,915

Efficiency ratio (GAAP)	68.96%	89.93%	58.75%	62.93%	60.14%
Adjusted efficiency ratio (non-GAAP)	67.14%	65.62%	58.75%	60.79%	60.15%